Party A: Rise King Century Technology Development (Beijing) Co., Ltd.
Address: Building 6, Qinghua Science and Technology Yuquan Huigu Park 3 Minzhuang Road, Haidian District, Beijing

Legal Representative:

Party B: XU Hongli
Date of Birth: _____, 1969
Resident ID Card No.:
Resident registration:
Contact Phone:
Home Address:
Postal Code:

Based on the need of its business development, Party A will employ Party B as an employee of the company.  Party A and Party B, through friendly consultation on the equal basis, have reached the following agreement in accordance with the relevant State labor laws and statutes and regulations.

Article I Term of the Contract

1.           The two parties agree that the term of this contract shall be based on (1) of the following:

(1)           Fixed term.  The term of this contract starts from October 1, 2010 to September 30, 2011, for a period of 12 months, of which _____ to _____ is probation period (employees in the sales department are excluded).  The probation period for employees in the sales department will be specified separately according to the company's relevant sales policies.

(2)           Unfixed term:

(3)           Term as required for completion of the assignment:

2.           With regard to the renewal of the labor contract, unless the two parties hereto sign a renewal contract, this contract automatically terminates upon the expiration of the term.

3.           Party B warrants to the company that there is no outstanding contract that will prevent him from executing this contract, that he shall be responsible for all the consequences should there is any dispute between him and other employers and that the company will not bear any responsibility.  Party B shall be responsible to compensate the company for any loss as a result of such dispute.

4.           Party B must fill out the "Employment Form" truthfully and provide to the company all the required documents; Party B warrants that all the information and documents he provides are true and valid.  If any falsehood is discovered, the company may unilaterally dissolve the labor relationship with Party B at any time and Party B shall be responsible to compensate the company for any resulting loss.  Party B warrants that he understands the scope, condition, location and occupation hazard associated with his work, safety operation, labor compensation and other information.

Article II Post and Scope of Work

1           Based on Party A's need, Party B will be employed and posted in the technology development department as CTO.

2.           Party A shall have the right to promote Party B or adjust Party B's department or position based on the business need and on Party B's ability and performance.  If Party B does not have proper reason, he must not refuse any change and arrangement made by Party A, and must perform the duties required of the new post and accept the salary after such change; such change in post and salary will be specified on the "Change and Adjustment Form."

3.           Party B will provide full-time work at the company's request, follow the company's management and arrangement, must complete the amount of work or tasks as required by Party A, meet the quality standards and take good care of the office items and office equipment within his working environment; during the term of this contract, Party B shall not engage, directly or indirectly, in any other business, profession or practice without prior written consent from the company.

4           Party B may request to be posted in the company's other department or posts based on his ability and skills, but he must go through proper application and approval procedures in accordance with the company policies before any such change can be effected.

Article III Work Hours, Holidays and Vacation

1.           Party A may arrange Party B for work in extended hours or overtime work based on its business need and in accordance with the provisions of relevant laws;

2.           Party A will protect Party B's right to have rest and Party B is entitled to off days, holidays, marriage/bereavement days off and maternity leave in accordance with the law;

Article IV Compensation

1.           Party A will determine Party B's salary compensation and payment method according to the company's salary rate standard and evaluation method and in consideration of Party B's work performance in his post.  Party B's salary will be adjusted based on his achievement at work, the post at which he serves and the company's operation conditions; however, his salary shall not be lower than the minimum salary standard set by the local government.

2.           Party B must be responsible for his personal income tax levied on his salary and bonus or any other payments received from the company and pay his personal income tax in accordance with the relevant provisions of the PRC law.

3.           Party B's severance compensation is to be based on the applicable State regulations.

4.           Employee salary is the company's confidential information and each employee shall have the obligation to keep it confidential and shall not reveal it.  If any employee is found to have revealed such information, the company reserves the right to take actions, including economic penalty of up to the total of Party B's previous 12-month's salary and dismissal.

5.           If Party A arranges work in extended hours or overtime work for Party B, such arrangement must be handled in reference of the "Employee Handbook."

Article V Insurance and Benefits

1.           During the term of the contract, Party A must process medical insurance, pension insurance, unemployment insurance and workmen compensation insurance for Party B in accordance with the relevant State regulations.  If Party B will participate in social labor insurance, Party A will deduct from his salary the amount for which he is personally responsible.

2.           During the term of the contract, Party B is entitled to other benefits set forth in the "Employee Handbook."

3.           If Party B becomes ill or is injured at work, his salary and medical treatment will be handled in accordance with the company’s policies; however, cases of Party B's self-mutilation, contracting disease or being injured not because of work, or any injury or sickness as a result of his violating State laws and statutes are excepted;

4.           Party B contracts occupational disease or is injured at work, his salary and medical treatment will be handled in accordance with the relevant regulations of the State and local government.

5.           If Party B has already contracted certain disease, such that he does meet the health standard required of the Party A's post, and Party B withholds such information, he must be responsible for all the resulting expenses.

Article VI Labor Discipline

1.           Party B has the duty and obligation to understand, be familiar with and abide by the company’s rules and policies.

2.           If Party B violates the labor disciplines or the company’s rules and policies, thus causing harm to the company (including but not limited to damage to the company’s assets, any loss sustained by the company, damage to the company’s reputation, and generation of inharmonious atmosphere or negative morale among employees), or harm to himself or to other employees, the company will administer, based on the severity of consequences, appropriate disciplinary actions, including oral reprimand, written warning, economic penalty, suspension without pay for observation, change of work post or reduction of salary as well as demand for compensation for any loss sustained by the company and even dissolution of this contract.

Article VII Invention and Discovery at Work and Confidentiality Provision

1.           All technological inventions or innovations achieved by Party B while employed by the company and the intellectual property, ownership and the right to apply for patent associated with such inventions or innovations belong to the company; all the income derived from the application or use of such inventions or innovations belong to the company.

2.           The company’s commercial secrets include, among others, the following: the company’s operation strategy, market analysis and report, sales strategy, management system, intelligence information, creative ideas for advertisements, media files and materials and financial auditing materials; the company’s platform development process, technical data and technical documentation, original programs and source codes and other confidential matters specified by the company.

3.           Party B promises to, during his term of employment, be responsible for maintaining confidential the company’s commercial secrets and not to reveal without the consent from the company, copy and duplicate, carry out, and dispose of carelessly such secrets; to close relevant secret documents when leaving his work location, and to set up password to protect his personal computer so as to prevent the disclo sure of such secrets.  If any such secrets are revealed due to Party B’s negligence or willfulness, Party B shall be responsible for all the consequences and shall compensate the company for all the resulting loss; at the same time, Party B promises not to publicize or disclose to any third party the company’s commercial secrets without the company’s consent.

4.           Party B promises that, during his term of employment, he will not engage in his own or jointly operate with others any business similar to the company’s and will not be engaged in similar profession or in part-time work of similar nature for other companies; otherwise the company has the right to take legal actions against Party B and other companies by which he is simultaneously engaged.

5.           Party B acknowledges that, at the time of executing this contract, he has carefully read the contents in the “Confidentiality Provisions” attached hereto and has complete understanding of the legal implications of the provisions therein.

Article VIII Revisions, Termination and Dissolution of the Labor Contract

1.           If there any changes in the law, administrative statues and regulations, based on which this contract is executed, the contents herein must be revised correspondingly.

2.           If there are material changes in the objective circumstances, based on which this contract is executed, that render it impossible to perform this contract, the relevant contents herein may be revised upon consultation between the two parties.

3.           Any revision of this contract must be agreed upon by both parties and be confirmed in writing before it can become effective.

4.           This contract can be dissolved if both parties agree based on consent through consultation.

5.           Upon the occurrence of any of the following, the company may dissolve this contract without any responsibility of economic compensation to Party B.  In addition, the company may record such occurrence in the HR files and impose economic penalty based on the circumstances and the severity of consequences:

(1)           Party B fails to meet the company’s employment standards during the probation period;

(2)           Party B seriously violates the company’s labor disciplines or rules and policies (such as absenteeism, and willful failure to complete work or assignments);

(3)           Party B is seriously negligent, engages in corruption and fraud, causing material economic loss to the company;

(4)           Party B’s acceptance of bribery, theft or misuse of other employees’ belongings for personal gain, serious negligence or dereliction of duty that causes, or will potentially cause, serious injury to people or damage to the company’s assets;

(5)           Party B acts under the company’s name or uses the power of his position to conduct other commercial activities with the company’s customers, suppliers or other partners that are not related to the company’s business;

(6)           Party B reveals the company’s secrets or commercial secrets;

(7)           Party B refuses to accept the company’s arrangement or assignment ;

(8)           If Party B is a salesman, Party B fails to reach the performance target set forth in “Sales Personnel Evaluation Method;”

(9)           Party B is pursued for criminal liabilities in a legal proceeding;

(10)           Party B is absent for three consecutive days (inclusive) or is absent for 6 days in a month or absent cumulatively for 12 days (inclusive) in a year, which are considered serious violation of the company’s rules and policies;

(11)           When working in the company, Party B must have his personal computer and guarantee that all the software in his personal computer is duly licensed; Party B shall be responsible for all the disputes, claims and legal liabilities caused by the use of such software.

6.           When Party B has become a formal employee after a probation period, the company may dissolve the contract upon the occurrence of any of the following, but the company must issue a written notice 30 days in advance or pay an amount equal to Party B’s one-month’s salary instead as notice payment:

(1)           Party B is ill or suffers injury not related to work and, after medical treatment, is not able to perform his original work and is not able to do other work arranged by the company;

(2)           Party B’s knowledge and ability fail to meet the demands required of his post and, after training or change of his post, still fail to meet the requirements of the company’s assignments;

(3)           The company is on the brink of bankruptcy or in the legally-mandated reorganization period or the company’s operation experiences serious difficulty; after providing explanation to all the employees, gathering their feedback and submitting reports to administrative authorities for labor, the company may dissolve this contract.

7.           The company shall not dissolve the labor contract with Party B under the following circumstances:

(1)           Party B is ill or injured at work and is in the medical treatment period mandated by “Labor Law”;

(2)           Party B is a female employee and is during the period of pregnancy, labor or maternity.

8.           Under the following circumstances, Party B may notify the company to dissolve this labor contract:

(1)           During the probation period (but at least a 7-day advance written notice to the company is required and Party B must ensure a smooth handover of his work; otherwise the company reserves the right to administer economic penalty);

(2)           The company uses force, threat, imprisonment or other illegal means of restricting personal freedom to force Party B to work;

(3)           The company fails to pay compensation for work or provide working environment pursuant to the provisions herein.

9.           During the term of this contract, except the probation period, Party B has the right to submit resignation to the company and dissolve this contract, but Party B must issue a written notice 30 days in advance; however, circumstances under which there are still unresolved outstanding economic loss caused by Party B or Party B is in the investigation period for other issues are excepted.

10.           If Party B dissolves this contract in accordance with provision 9 and cause any loss to the company, Party B shall compensate the company for the following:

(1)           The training expenses paid for him by the company; if there is stipulation elsewhere, then such compensation is to be handled according to that stipulation;

(2)           Direct economic loss caused to the company’s operations and work;

(3)           Other compensation stipulated herein;

After Party B finishes all procedures for leaving the company, if it is found that Party B caused any loss to the company during while he was employed, the company still has the right to demand him to compensate in full for the company’s loss; otherwise, the company has the right to pursue him for economic and legal liability.

11.           In the event of any of the following, this contract terminates:

(1)           When the term of the contract expires;

(2)           The occurrence of any circumstance that triggers termination specified herein;

(3)           Party B has satisfied the conditions legally mandated for retirement;

(4)           The company declares bankruptcy or is disbanded;

(5)           Other situation provided by laws, statutes, rules and regulations.

12.           Whatever the reason for the termination of this contract, Party B has the obligation to cooperate with the company in processing the departure procedures and to return all the records, notebooks and all material related to his field of work, including photo copies and computer software, to the company.  Before such departure procedures are completed, the company has the right to suspend the payment of Party B’s salary for the current month of his departure.

Article IX Liability for Breach and Labor Disputes

1.           If any dispute arises between the company and Party B, both parties may request mediation, arbitration or judicial decisions.  During the course of arbitration and judicial proceedings, the principle of mediation should be applied.

2.           If Party B has breached the contract, the company reserves the right to pursue (including economic penalty of up to the total of his previous 12 months’ salary) and dismiss him.  If the company has breached the contract, Party B reserves the right to demand economic compensation.

3.           Labor disputes must be resolved in the following procedures:

(1)           Party B’s superior or the company HR department try to, on behalf of the company, resolve any dispute with Party B by mediation.

(2)           If the above efforts fail, the company’s general manager or a representative designated by the general manager endeavor further to resolve the dispute with Party B through consultation.

(3)           If, after the mediation and consultation mentioned above, the two parties still fail to reach any agreement, then either party or both parties involved in the labor dispute may appeal to Labor Dispute Arbitration Commission for arbitration.

4.           If there is any dispute arising from the performance of this contract, the party involved must submit it to the company’s labor dispute mediation committee for mediation; if such mediation fails and one party requests arbitration, then the dispute must be submitted in writing to the competent Labor Dispute Arbitration Commission for arbitration within 60 days after its occurrence; if one party is not satisfied with the determination from the Commission, it may resort to the local people's court within 15 days after receiving the Commission’s determination.

Article X Other Provisions between the Two Parties

1.           This contract is confidential information belonging to the company’s human resources management and Party B shall not reveal it to any other person; if there is any revelation of such information, the company reserves the right to pursue (including economic penalty of up to the total of his previous 12 months’ salary) and dismiss him for such act.

2.           During the term of the contract, if Party B becomes unable to continue to work for the company due to reasons from his files with his previous employers, his residence registration or other similar human resources issues, the company has the right to deduct Party B’s salary.  If such situation cause other economic loss to the company, Party B has the obligation for compensation.

3.           The company bears no joint and several liability for any disputes arising from Party B’s files with his previous employers, his residence registration or other similar human resources issues.

4.           All the rules and policies that the company published through official channels and the agreements executed by Party B are valid attachments to this contract and have the same legal effect.

5.           If Party B violates labor disciplines, the company may administer disciplinary sanction, including dissolution of this contract.

6.            Other matters not covered herein should be handled or settled through consultation between the two parties in accordance with the relevant State law, statutes and regulation and with the rules and polices set forth in the "Employee Handbook."

7.           This contract is in duplicates, with one to each party, and both have the same legal effect.  This contract becomes effective after it is signed and imprinted with seals by both parties.

8.           Party B must accept the delivery of all relevant material delivered in written notification format as required; if Party B refuses to accept such delivery, the delivery shall be considered effective notification when it is sent to the address provided by Party B.  If the delivery of notification cannot be made at the address provided by Party B, the delivery will be considered effective after PA makes public announcement for record.

9.           Party B confirms that the following address is the address for the delivery of all labor-relation related documents and correspondences.  If there is any change to the following address, Party B must notify Party B in writing.

Address:________________________  Postal Code:_________

Party A: /seal/ Rise King Century Technology Development (Beijing) Co., Ltd.
Legal Representative:
Date:

Party B: /s/ XU Hongli
Date: